EXHIBIT 21

VIAD CORP
(DELAWARE)
Active and Inactive (I) Subsidiaries and Affiliates* as of March 4, 2004

CONVENTION AND EVENT SERVICES GROUP

EXG, Inc. (Delaware)
Giltspur Exhibits of Canada, Inc. (Ontario)
Exhibit Acquisition, Inc. (Pennsylvania)
GES Exposition Services (Canada) Limited (Canada)
Exposervice Standard Inc. (Canada)
Clarkson-Conway Inc. (Canada)
Stampede Display and Convention Services Ltd. (Alberta)
GES EXPOSITION SERVICES, INC. (Nevada)
ESR Exposition Service, Inc. (New Jersey)
Expo Accessories, Inc. (New York)
Expo Display & Design, Inc. (New Jersey)
Shows Unlimited, Inc. (Nevada)
Tradeshow Convention Services Inc. (Washington)
David H. Gibson Company, Inc. (Texas)
Las Vegas Convention Service Co. (Nevada) (I)
Viad Holding GmbH (Germany)
Exhibitgroup/Giltspur France S.A.R.L. (France) (I)
Voblo Verwaltungs GmbH (Germany) (80%)

CORPORATE AND OTHER

Tri-State Investment Company (Delaware) (27%)
Viad Service Companies Limited (United Kingdom)
NRI Limited (United Kingdom) (I)
SDD Exhibitions Limited (United Kingdom) (I)#
VREC, Inc. (Delaware)

PAYMENT SERVICES GROUP

MoneyGram International, Inc. (Delaware)
TRAVELERS EXPRESS COMPANY, INC. (Minnesota)
CAG Inc. (Nevada)
Hematite Trust (Delaware)
Monazite Trust (Delaware)
Rhyolite Trust (Delaware)
Ferrum Trust (Delaware)
FSMC, Inc. (Minnesota)
MLE, Inc. (Wisconsin)
MoneyGram Payment Systems, Inc. (Delaware)
Mid-America Money Order Company (Kentucky)
MoneyGram International Holdings Limited (United Kingdom)
MoneyGram International Limited (United Kingdom)
MIL Overseas Limited (United Kingdom)
MoneyGram of New York LLC (Delaware)
MoneyGram Payment Systems Canada, Inc. (Ontario)
Travelers Express Co. (P.R.) Inc. (Puerto Rico)
Tsavorite Trust (Delaware)

TRAVEL AND RECREATION SERVICES GROUP

Glacier Park, Inc. (Arizona) (80%)
Waterton Transport Company, Limited (Alberta)
Greyhound Canada Holdings, Inc. (Alberta)~~
Brewster Tours Inc. (Canada)
BREWSTER TRANSPORT COMPANY LIMITED (Alberta)
859371 Alberta Ltd. (Alberta)
Brewster Inc. (Alberta)
CANFINCO LLC (Delaware)

Companies appearing in italicized bolding are in the process of being liquidated and dissolved.

#Indicates a Convention and Event Services Subsidiary
~~ Indicates a Corporate and Other Subsidiary

*Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp. List does not include companies in which the aggregate direct and indirect interest of Viad Corp is less than 20%.